Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2018, relating to the financial statements, which appears in Loomis Sayles Multi-Asset Income Fund, Mirova Global Green Bond Fund, Mirova Global Sustainable Equity Fund, Natixis Oakmark Fund, Natixis Oakmark International Fund, Natixis U.S. Equity Opportunities Fund, Vaughan Nelson Small Cap Value Fund and Vaughan Nelson Value Opportunity Fund’s Annual Report on Form N-CSR for the period ended December 31, 2017 and our report dated March 23, 2018, relating to the financial statements, which appears in the AEW Real Estate Fund’s Annual Report on Form N-CSR for the year ended January 31, 2018. We also consent to the references to us under the headings “Financial Statements” “Financial Performance” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 25, 2018